LEGG MASON PARTNERS EQUITY TRUST

Amended and Restated Designation of Classes

(Effective as of August 9, 2007)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares.

NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Class
Legg Mason Partners Aggressive Growth Fund	A, B, C, I, R, FI

Legg Mason Partners All Cap Fund	A, B, C, I, 1

Legg Mason Partners Appreciation Fund	A, B, C, I, R, FI

Legg Mason Partners Balanced Fund	A, B, C, O

Legg Mason Partners Capital and Income Fund	A, B, C, I

Legg Mason Partners Capital Fund	A, B, C, I

Legg Mason Partners Classic Values Fund	A, B, C, I

Legg Mason Partners Convertible Fund	A, B, C, I

Legg Mason Partners Diversified Large Cap Growth Fund	A, B, C, I

Legg Mason Partners Dividend Strategy Fund	A, B, C, I, 1

Legg Mason Partners Emerging Markets Equity Fund	A, B, C, I

Legg Mason Partners Equity Fund	A, B, C, O, I

Legg Mason Partners Financial Services Fund	A, B, C, I

Legg Mason Partners Fundamental Value Fund	A, B, C, I

Legg Mason Partners Global Equity Fund	A, B, C, I, 1

Legg Mason Partners International All Cap Opportunity Fund	A, B, C, I

Legg Mason Partners Investors Value Fund	A, B, C, O, I

Legg Mason Partners Large Cap Growth Fund	A, B, C, I, R, FI

Legg Mason Partners Large Cap Value Fund	A, B, C, I

Legg Mason Partners Lifestyle Allocation 100%	A, B, C, I

Legg Mason Partners Lifestyle Allocation 85%	A, B, C, I

Legg Mason Partners Lifestyle Allocation 70%	A, B, C, I

Legg Mason Partners Lifestyle Allocation 50%	A, B, C, I

Legg Mason Partners Lifestyle Allocation 30%	A, B, C, I

Legg Mason Partners Lifestyle Income Fund	A, B, C, I

Legg Mason Partners Mid Cap Core Fund	A, B, C, I, 1

Legg Mason Partners S&P 500 Index Fund	A, D

Legg Mason Partners Small Cap Core Fund	A, B, C, I

Legg Mason Partners Small Cap Growth Fund	A, B, C, O, FI, R, I, 1

Legg Mason Partners Small Cap Growth Fund I	A, B, C, O, FI, R, I, 1

Legg Mason Partners Small Cap Growth Opportunities Fund	A, B, C, I

Legg Mason Partners Small Cap Value Fund	A, B, C, I

Legg Mason Partners Social Awareness Fund	A, B, C, I

Legg Mason Partners 130/30 U.S. Large Cap Equity Fund	A, B, C, FI, R, I

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.